Exhibit 99.1

MDWerks Issues Shareholder Update

Green Cove Springs, FL – May 13, 2025 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today issued the following shareholder update from its Chief Executive Officer, Steven Laker.

Dear Fellow Shareholders,

With our first quarter results of 2025 now behind us, we look forward to seeing our hard work from the prior fifteen months come to fruition in the near future. We believe we have taken the necessary calculated steps needed to reposition the Company onto a prosperous path.

Whiskey-as-a-Service

Among our accomplishments to start the year, we successfully launched our “Whiskey-as-a-Service” (“WaaS”) business model, signing new contracts with two companies for the construction and deployment of our proprietary Spirits Rapid Aging Systems (“SRAS”) at their facilities.

These contracts not only validate the economic and sustainability benefits of our SRAS units but also are expected to provide us with attractive recurring revenue streams through licensing agreements and ancillary fees for ongoing machine servicing and maintenance.

Construction under these contracts commenced in March and both SRAS units are on track for completion in the third quarter of 2025. Our upfront investment in these units will begin to pay off as they go live later this year, providing us with new recurring cash flow streams.

Leveraging patented energy wave technology, our SRAS units swiftly, sustainably and cost-effectively mature spirits to create high quality final product with traditional flavor profiles. We see excellent potential for multiple additional SRAS deployments by both customers within the next twelve months as well as by other third parties.

Building on the momentum of our first two WaaS contracts, we signed a separate new agreement with an international spirits investment fund (the “Fund”) providing the Fund with limited exclusivity for the deployment of our SRAS units in three countries outside of the United States. To retain exclusivity, the Fund is required to deploy at least one SRAS unit annually in each of the three countries. We will provide updates as new orders take hold in these countries.

Whiskey Inventory

In another favorable development at the start of this year, we entered into an asset purchase agreement with Brown Water Bourbon Xchange, LLC (“BWBX”) under which BWBX sold us 680 barrels of aged whiskey in exchange for restricted shares of our common stock. This deal provides us with a substantial increase in spirits raw material inventory, which we intend to sustainably mature with our own SRAS unit for future sale and re-sell as needed, benefiting our results starting in the second half of the year.

Two Trees Beverage Company – New Uplifting Spirits Product Line

Earlier this month, our award-winning subsidiary, Two Trees Beverage Company, launched Uplifting Spirits, a new product line focused on supporting community and charitable causes, debuting with Land of the Sky, a limited-edition straight bourbon whiskey aiding Hurricane Helene relief efforts. We are proud of this initiative and pleased to donate ten percent of Land of the Sky sales to relief efforts, including aiding Western North Carolina, where many of our teammates call home.

RF Specialties, LLC – Sawdust Drying Machine Update

The Company is nearing completion of the fabrication process on its molecular sawdust drying machine for a major lumber mill customer and will move into the quality control and testing phase shortly, with anticipated deployment to the customer in the third quarter of this year.

Chief Financial Officer Appointment

Finally, we continue to build out our team to support the future growth of MDWerks. In that regard, we were thrilled to announce the appointment of David Stephens as our Chief Financial Officer in March 2025. David brings to MDWerks nearly two decades of financial reporting and accounting experience across a range of private and public companies. He had been working closely with the Company on a consultant basis prior to his formal appointment and has been instrumental in managing our accounting and finance functions since the beginning of 2024.

In conclusion, we are continuing to make important investments in our business today to deliver sustainable long-term growth and shareholder value. As a result of our recent progress and investments in the business, we expect our revenue to trend upward in the second quarter and more significantly in subsequent periods of the year compared to our first quarter 2025 revenue. We are excited about MDWerks’ future and appreciate your continued support.

Sincerely,

Steven Laker

Chief Executive Officer

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTCQB: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com